UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2020

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 Oxfordshire United Kingdom +1 (646) 654-5000	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom +1 (646) 654-5000

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On October 31, 2020, Nielsen Holdings plc (the “Company” or “Nielsen”), Indy US Bidco, LLC (“US Purchaser”) and Indy Dutch Bidco B.V. (“Dutch Purchaser”) (US Purchaser and Dutch Purchaser, collectively, “Purchaser” and each affiliates of Advent International Corporation (“Advent”)), entered into a stock purchase agreement (the “Stock Purchase Agreement”), pursuant to which Purchaser will acquire the Company’s Global Connect business (such business, “Global Connect,” and the acquisition of Global Connect, the “Transaction”) by means of a sale of the equity interests of certain subsidiaries held by the Company which operate Global Connect, for (i) $2.7 billion in cash, subject to adjustments based on closing levels of cash, indebtedness, debt-like items and working capital, and (ii) a warrant to purchase equity interests in the company that will own Global Connect (the “Warrant”).

The Company’s board of directors has unanimously (i) determined that the Transaction would be most likely to promote the success of the Company for the benefit of its shareholders as a whole, (ii) approved the execution, delivery and performance of the Stock Purchase Agreement and the consummation of the Transaction, (iii) resolved to recommend that the Company’s shareholders vote in favor of the Transaction and (iv) directed that the Transaction be submitted for approval by the Company’s shareholders at a meeting of the Company’s shareholders.

The closing of the Transaction is subject to the receipt of approval of the Transaction by the Company’s shareholders, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the receipt of certain other regulatory approvals, the absence of any law or injunction prohibiting the Transaction, the absence of a material adverse effect on Global Connect, the accuracy of the representations and warranties of each party (subject to materiality qualifiers), the performance by each party of its covenants and agreements under the Stock Purchase Agreement in all material respects and the receipt of certain closing deliverables. The Transaction is expected to close in the second quarter of 2021.

Pursuant to the Stock Purchase Agreement, the Company and Purchaser will enter into certain ancillary agreements at the closing of the Transaction. The Company will grant Purchaser a license to brand its products and services with the “Nielsen” name and other Nielsen trademarks for 20 years following the closing of the Transaction. Additionally, the Company and Purchaser will enter into agreements pursuant to which, among other things, the Company and Purchaser will (i) provide certain transitional services to each other for periods of up to 24 months following the closing, (ii) grant each other reciprocal licenses for certain data and corresponding services relating to that data for periods of up to five years following the closing and (iii) grant each other licenses to use certain patents and other intellectual property.

The Stock Purchase Agreement contains certain termination rights for the Company and Purchaser, including termination (i) by mutual written agreement of the parties, (ii) by either party, if (A) the closing has not occurred by July 31, 2021, (B) there is a permanent, final and non-appealable injunction or judgment preventing the consummation of the Transaction, (C) the approval of the Company’s shareholders is not obtained or (D) the other party has breached its representations, warranties or covenants in a manner that would cause a closing condition to fail to be satisfied (subject to a cure period). Additionally, the Stock Purchase Agreement may be terminated (a) by Purchaser, if, prior to approval by the Company’s shareholders, the Company’s board of directors changes its recommendation in favor of the Transaction, (b) by the Company, if the conditions to closing have been satisfied, the Company stands ready to consummate the closing and Purchaser has failed to consummate the closing on the date on which the closing should have occurred pursuant to the Stock Purchase Agreement or (c) by the Company, if, prior to approval by the Company’s shareholders, the Company’s board of directors has determined in good faith that a competing proposal to acquire 25% or more of the Company’s ordinary shares (unless such proposal or offer does not, and would not reasonably be expected to, materially delay or prohibit the consummation of the Transaction) (a “Competing WholeCo Proposal”) is a superior proposal to the Transaction and the Company is terminating the Stock Purchase Agreement to enter into a definitive agreement related to such Competing WholeCo Proposal.

If the Company terminates the Stock Purchase Agreement pursuant to clause (ii)(D) or clause (b) of the preceding paragraph, the Company will be entitled to receive from Purchaser a reverse termination fee of $168 million. The Company will be required to pay Purchaser a termination fee of $27 million if the Stock Purchase Agreement is terminated (i) by the Company in order to enter into a definitive agreement for a Competing WholeCo Proposal, (ii) by Purchaser, if, prior to the receipt of approval by the Company’s shareholders, the Company’s board of directors changes its recommendation in favor of the Transaction or (iii) by Purchaser, if (x) a competing proposal to acquire 50% or more of the Company’s ordinary shares has been publicly made and not withdrawn by two business days before the Company’s shareholder meeting to consider the Transaction, (y) the Stock Purchase Agreement is subsequently terminated due to the Company’s shareholders failing to approve the Transaction at the Company’s shareholder meeting to consider the Transaction and (z) the Company enters into a definitive agreement with respect to an acquisition of 50% or more of the Company’s ordinary shares in the 12 months following the termination of the Stock Purchase Agreement. The Company will be required to reimburse Purchaser’s out-of-pocket expenses up to $8.5 million if the Stock Purchase Agreement is terminated due to the Company’s shareholders failing to approve the Transaction.

The Stock Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Stock Purchase Agreement has been included to provide the Company’s shareholders with information regarding its terms. It is not intended to provide any other information about the Company, Purchaser or their respective subsidiaries and affiliates. The Stock Purchase Agreement contains representations and warranties by each of the Company and Purchaser. These representations and warranties were made solely for the benefit of the parties to the Stock Purchase Agreement and (i) may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts; (ii) may have been qualified in the Stock Purchase Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Stock Purchase Agreement, which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Stock Purchase Agreement; (iii) may be subject to a contractual standard of materiality applicable to the parties that differs from what a shareholder may view as material; and (iv) may have been made only as of the date of the Stock Purchase Agreement or as of another date or dates as may be specified in the Stock Purchase Agreement, and information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, if at all. Accordingly, shareholders of the Company should not rely upon the representations and warranties contained in the Stock Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Purchaser or their respective subsidiaries and affiliates.

Item 8.01	Other Events

Purchaser Financing

Purchaser has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Stock Purchase Agreement and paying related fees and expenses. Certain funds affiliated with Advent have committed to capitalize Purchaser, immediately prior to the Closing, with an aggregate equity contribution of up to $989 million subject to the terms and conditions set forth in an equity commitment letter.

Purchaser has also obtained commitments for debt financing in an aggregate principal amount of $1.6 billion of term loans and up to $350 million of revolving loan commitments on the terms set forth in a debt commitment letter. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to customary conditions.

Limited Guarantee

Concurrently with the execution of the Stock Purchase Agreement, certain funds affiliated with Advent entered into a limited guarantee with the Company, pursuant to which they agreed to guarantee Purchaser’s obligations to pay, if due, the Purchaser Termination Fee and certain other specified payments under the Stock Purchase Agreement, subject to the terms and conditions set forth in the limited guarantee.

Press Release

On November 1, 2020, the Company issued a press release announcing the execution of the Stock Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and is incorporated by reference herein.

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the Transaction, as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the Transaction that could reduce the anticipated benefits of or cause the parties to abandon the Transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement, the possibility that Nielsen shareholders may not approve the Transaction, the risk that the parties to the Stock Purchase Agreement may not be able to satisfy the conditions to the Transaction in a timely manner or at all, risks related to the disruption of management time from ongoing business operations due to the Transaction, the risk that any announcements relating to the Transaction could have adverse effects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the Transaction, the risk of any litigation relating to the Transaction, the risk that the Transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees and other business relationships and on its operating results and business generally, the risk that the pending Transaction could distract management of Nielsen, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in Nielsen’s disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as its 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements speak only as of the date of this communication, and Nielsen assumes no obligation to update any written or oral forward-looking statement made by Nielsen or on its behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the Transaction involving Nielsen. In connection with the Transaction, Nielsen will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Nielsen’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website, www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2020 annual meeting, which was filed with the SEC on April 1, 2020, and Nielsen’s Current Report on Form 8-K, which was filed with the SEC on April 30, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the Transaction when they become available. Free copies of this document and such other materials may be obtained as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

Exhibit 2.1	Stock Purchase Agreement by and among Nielsen Holdings plc, Indy US Bidco, LLC and Indy Dutch Bidco B.V., dated as of October 31, 2020.*

Exhibit 99.1	Press Release of Nielsen Holdings plc, dated as of November 1, 2020.

Exhibit 99.2	Communications by Nielsen Holdings plc on Twitter and LinkedIn, dated as of November 1, 2020.

Exhibit 99.3	All Associates Update, dated November 1, 2020.

Exhibit 99.4	Media Internal Talking Points and FAQs, dated November 1, 2020.

Exhibit 99.5	Connect Internal Talking Points and FAQs, dated November 1, 2020.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or similar attachment will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2020

NIELSEN HOLDINGS PLC

By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary